Exhibit 10.2


                              STANDSTILL AGREEMENT

This Standstill Agreement (the "Agreement"), dated as of November 2, 2004, is among vFinance, Inc., a Delaware corporation (the "Company"), and each of Marcos Konig, Harry Konig and Salomon Konig (collectively, the "Purchasers").

WHEREAS, simultaneously with the execution of this Agreement, the Purchasers are entitled to receive a portion of up to 8,324,690 shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to the terms of:
(a) an Asset Purchase Agreement dated as of the date hereof between vFinance Investments Holdings, Inc. ("Holdings") and Global Partners Securities, Inc. ("Global") and (b) a Stock Purchase Agreement dated as of the date hereof between Holdings and Level2.com, Inc. ("Level2"); and

WHEREAS, the Company and each of the Purchasers desire to establish in this Agreement certain conditions of such Purchaser's relationship with Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01  Definitions.

             (a) "ACQUISITION PROPOSAL" shall mean a bona fide, written proposal, which proposal includes all material terms of a proposed transaction, received by the Board of Directors of the Company from any Person or Group proposing to enter into a transaction which, if effected, would constitute a Change of Control of the Company.

             (b) "AFFILIATE" shall have the meaning given it in Rule 12b-2 under the Exchange Act.

             (c) "ASSOCIATE" shall have the meaning given it in Rule 12b-2 under the Exchange Act.

             (d) "BENEFICIAL OWNER" shall have the meaning given it in Rule 13(d)(3) under the Exchange Act; and "Beneficially Own" and "Beneficial Ownership" shall apply to securities held by a Beneficial Owner.


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             (e) "CHANGE OF CONTROL" shall mean (1) the acquisition by a Third
             Party of more than 50% of the Company's then outstanding Voting Stock, excluding however, a purchase agreement with an underwriter or group of underwriters in a registered public offering to the public; (2) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless both (x) immediately after such transaction or transactions, the stockholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Stock of the surviving corporation issued in such transaction in respect of Voting Stock of the Company shall represent at least 50% of the Voting Stock of such surviving company), and (y) the Company is not subject to an agreement that provides that individuals who are directors of the Company immediately prior to such transaction (or individuals designated by the Company at or before the closing of such transaction) shall constitute less than a majority of the directors of the Company (or such surviving company, as the case may be) after the closing of such transaction; (3) a change or changes in the membership of the Company's Board of Directors which represents a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors); or (4) the consummation of a sale of all or substantially all of the Company's assets unless immediately after such transaction, the stockholders of the Company immediately prior to such transaction shall beneficially own at least 50% of the Voting Stock of the acquiring company.

             (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

             (g) "GROUP" shall have the meaning provided in Section 13(d)(3) of the Exchange Act.

             (h) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity.

              (i) "THIRD PARTY" shall mean any Person (other than any Purchaser and his Affiliates and Associates) or Group (other than any Group that includes any Purchaser or its Affiliates or Associates).

             (j) "TOTAL VOTING POWER" at any date, with respect to any Person, shall mean the total combined Voting Power of all the Voting Stock of such Person then outstanding and entitled to vote.

              (k) "VOTING POWER" with respect to any Voting Stock of any Person on any date shall mean the voting power in the general election of directors of the relevant Person to which such Voting Stock would be entitled on such date.

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             (l) "VOTING STOCK" of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities (including, without limitation, the Preferred Stock) convertible or exercisable into or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

                                   ARTICLE II

                                      TERM

SECTION 2.01 Term. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until the earliest to occur of the following:

             (a) the fourth anniversary of the disbursement of all of the shares of Common Stock to which the Purchasers are entitled pursuant to the Stock Escrow Agreement ("Escrow Agreement") dated as of the date hereof among Holdings, the Company, Global, Level2 and Edwards & Angell, LLP;

             (b) the termination of the Escrow Agreement prior to the distribution of any of the Common Stock to the Purchasers in accordance with its terms;

             (c) the date on which the Purchasers' aggregate beneficial ownership is less than five percent (5%) of the Company's Voting Stock.; and

             (d) the termination of the employment and membership on the Board of Directors of both Timothy Mahoney and Leonard Sokolow.


                                   ARTICLE III

                              STANDSTILL PROVISIONS

SECTION 3.01 Restrictions of Certain Actions. Each of the Purchasers hereby severally agrees that during the Term, neither he nor any Affiliate or Associate of such Purchaser will, singly or as part of a Group, directly or indirectly:

             (a) make or in any way propose or participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any Person, other than the Company, with respect to the solicitation or voting of any Voting Stock of the Company in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board of Directors of the Company, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Company;

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             (b) form, be a member of, join or encourage the formation of, any
             Group with respect to any Voting Stock of the Company or the acquisition of any assets of the Company;

             (c) deposit any Voting Stock of the Company into a voting trust or subject any such Voting Stock to any arrangement or agreement with respect to the voting thereof which would cause him to be in violation of any of the other provisions of this Agreement;

             (d) seek election to or seek to place a representative on the Board of Directors of the Company, if such action is opposed by Timothy Mahoney and Leonard Sokolow, or seek the removal of any member of the Board of Directors the Company if such action is opposed by Timothy Mahoney and Leonard Sokolow;

             (e) call or seek to have called any meeting of the stockholders of the Company other than participation as a director of the Company in calling, or seeking to have called, meetings of stockholders generally;

             (f) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, the Board of Directors of the Company or otherwise make any public announcement or proposal whatsoever with respect to a merger or acquisition of the Company, the sale of all or a substantial portion of the assets of the Company and its subsidiaries, the liquidation of the Company, the recapitalization of the Company or similar business transactions with respect to the Company or take any action which might require the Company and at least one Purchaser to make a public announcement with respect to any such matters;

             (g) instigate, encourage or assist, or enter into any discussions or arrangements with, any Third Party to do any of the actions described in Sections 3.01(a) through (f); or

             (i) if any Purchaser or any of his Affiliates or Associates owns or acquires any Voting Stock in violation of this Agreement, such Voting Stock shall immediately be disposed of to persons who are not Affiliates or Associates thereof but only in compliance with the provisions of this Section 3.01 and Section 4.01; provided, however, that Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

Notwithstanding the restrictions contained in this Section 3.01, the Purchasers shall not be prevented from complying with the requirements of Sections 13(d) and 16(a) of the Exchange Act and the rules and regulations thereunder, in each case, as from time to time in effect, or any successor provisions or rules with respect thereto, or any other applicable law or rule or regulation of any governmental body.

SECTION 3.02 Suspension of Restrictions. The limitations provided in Section
3.01 and Section 4.01 shall immediately be suspended upon the occurrence of any of the following events:

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             (a) any Third Party commences a tender or exchange offer seeking to acquire Beneficial Ownership of 50% or more of the outstanding shares of Voting Stock, but only if (i) the Company has not within 10 days after commencement of such offer (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such offer), publicly recommended that such offer not be accepted, or (ii) all of the material conditions to such offer relating to the elimination or satisfaction of the material defensive provisions established by the Company, including any rights plan or similar defensive provision of the Company have been satisfied or waived;

             (b) the Company's receipt of an Acquisition Proposal from any Third Party but only if the Company has not, within 15 days after such receipt, rejected such Acquisition Proposal;

             (c) the occurrence of a Change of Control of the Company;

             (d) the public announcement by the Company that it is "for sale";

             (e) the execution of a definitive agreement which, if consummated, would result in a Change of Control of the Company;

             (f) the public announcement by or on behalf of any Person or Group (other than the Purchaser and its Affiliates) of the commencement of a bona fide proxy or consent solicitation subject to Section 14 of the Exchange Act (or any successor provision) to elect or remove a majority of the directors of the Company which is not, within 10 days after the announcement of such proxy or consent solicitation (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such contest if such a period is specified) publicly opposed by the Company's Board of Directors and which would, if successful, result in a change in the composition of a majority of the Board of Directors of the Company; or

             (g) the adoption by the Board of Directors of the Company of a plan of liquidation or dissolution.

The Company shall provide each Purchaser with prompt written notice of the occurrence of any of the events set forth in this Section 3.01 or of the receipt by the Company of an Acquisition Proposal from any Third Party (such notice to be provided within ten days after receipt thereof, but without disclosing the terms thereof or the identity of such Third Party). Upon any (i) withdrawal or lapsing of any such tender or exchange offer referred to in Section 3.02(a) hereof in which such Third Party does not acquire more than 15% of the outstanding Voting Stock of the Company, (ii) withdrawal, rejection or termination of an Acquisition Proposal referred to in Section 3.02(b) hereof,
(iii) the public withdrawal of any "for sale" notice referred to in Section 3.02(d) hereof, (iv) the termination of the agreement referred in Section 3.02(e) hereof without consummation thereof, (v) the withdrawal or termination or failure of the solicitation referred to in Section 3.02(f) hereof or (vi) the termination of the plan of liquidation referenced in Section 3.02(g) hereof, as

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the case may be, the limitations provided in Sections 3.01 and 4.01 hereof
(except to the extent then suspended as a result of any other event specified in Section 3.02 hereof) hereof shall again be applicable for so long as and only to the extent provided therein without any extension of the term thereof.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

SECTION 4.01 Permitted Transfers. During the Term, the Purchaser shall not sell, pledge, hypothecate, assign or otherwise transfer (each a "Transfer") any Voting Stock of the Company other than the following Transfers:

             (a) a Transfer to an Affiliate of such Purchaser, provided that such Affiliate becomes a party to, and agrees to be bound by, this Agreement;

             (b) a Transfer by partnerships by way of distribution to a limited partner or former limited partner of such Purchaser that is not an Affiliate of such Purchaser;

             (c) a private Transfer (i) to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act), that is not an Affiliate or Associate of such Purchaser, which to the knowledge of the Purchaser after inquiry beneficially owns or, as a result of such sale or transfer, will beneficially own less than ten percent (10%) of the Total Voting Power of the Company (a "Permitted Transferee"), provided, that such person will not be a Permitted Transferee and no such Transfer shall be permitted if such person has proposed a business combination or similar transaction with, or a Change of Control of, the Company or (ii) to an account managed by an institutional manager described in Rule 13f-1 of the Exchange Act with respect to which the transferred Voting Stock would constitute "Section 13(f) securities" within the meaning of Rule 13f-1(c) of the Exchange Act; and

             (d) a sale to the public (i) pursuant to Rule 144 of the Securities Act or (ii) pursuant to the exercise by the Purchasers of their rights under the Registration Rights Agreement dated as of the date hereof among the Company, Global and EquityStation, Inc.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01 Enforcement. Each of the Purchasers and Company acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

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SECTION 5.02 Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Company, by the Company and (ii) in the case of a waiver by the Purchasers, by holding 66-2/3% of the shares of Common Stock disbursed to the Purchasers pursuant to the Escrow Agreement.

SECTION 5.03 Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and Two-Thirds in Interest of the Purchasers.

SECTION 5.04 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) neither Company nor any Purchaser may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Two-Thirds in Interest of the Purchasers or the Company, respectively and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

SECTION 5.05 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

SECTION 5.06 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.07 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

     SECTION 5.08 Notices. All demands, requests, notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, or by reputable overnight courier service, and to the parties hereto at the following address or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

            (i) if to the Company, addressed to:

                  vFinance, Inc.
                  3010 North Military Trail, Suite 300
                  Boca Raton, Florida 33431
                  Attention:  Leonard J. Sokolow

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                  with a copy (which shall not constitute notice) to:

                  Edwards & Angell, LLP
                  350 East Las Olas Blvd.
                  Suite 1150
                  Fort Lauderdale, FL 33301-4215
                  Attention: Leslie J. Croland, P.A.

           (ii) if to the Purchasers, addressed to:

                  Marcos Konig
                  20845 NE 31st Place
                  Aventura, FL 33180


                  Harry Konig
                  2341 NE 211th Street
                  Aventura, FL 33180


                  Salomon Konig
                  19355 NE 36th Court
                  Apt. TSE
                  Aventura, FL 33180



                  with a copy (which shall not constitute notice) to:

                  Wasserstrom Giulianti, P.A.
                  1909 Tyler Street
                  Wachovia Center Penthouse
                  Hollywood, FL 33020
                  Attn:    Keith Wasserstrom, Esq.

Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

SECTION 5.09 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

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SECTION 5.10 Termination. This Agreement will terminate at the end of the Term or earlier upon the written approval of the Company and the Purchasers holding 66-2/3% of the shares of Common Stock disbursed to the Purchasers pursuant to the Escrow Agreement.

IN WITNESS WHEREOF, the Company and the Purchasers have each caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                              vFINANCE, INC.


                              By: Leonard Sokolow
                                  -----------------
                              Name: Leonard Sokolow
                              Title: Chief Executive Officer and President


                                  /s/ Marcos Konig
                                  ---------------
                                      Marcos Konig


                                  /s/ Harry Konig
                                  ---------------
                                      Harry Konig


                                  /s/ Salomon Konig
                                  -----------------
                                      Salomon Konig

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